SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            SEASONS BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Georgia                                          58-2633700
---------------------------------------                    -------------------
(State of incorporation or organization)                    (I.R.S. employer
                                                           identification no.)

       336 Blue Ridge Street
       Blairsville, Georgia
       Phone:  (706) 745-5588                                    30512
---------------------------------------                    -------------------
(Address of principal executive offices)                       (zip code)


If  this  form  relates  to  the             If  this  form  relates  to  the
registration  of  a  class  of               registration  of  a  class  of
securities  pursuant  to Section             securities  pursuant to  Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective  pursuant  to  General             effective  pursuant  to  General
Instruction A.(c), please check the          Instruction A.(d), please check the
following  box. [ ]                          following  box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     TITLE  OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
     TO  BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
     --------------------                         ------------------------------

     Common Stock, $1.00 par value                         None.


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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $1.00 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-84142).

Item 2.   EXHIBITS

     The following exhibits are filed as part of this Registration Statement.

     3.1  Articles  of Incorporation. (1)

     3.2  Bylaws. (1)

     4.1 Specimen certificate representing shares of the Registrant's Common Stock. (1)

     4.2  Form of Seasons Bancshares, Inc. Organizers' Warrant Agreement. (2)



---------------
1 Incorporated herein by reference to the exhibit of the same number in the Registrant's Registration Statement on Form SB-2 (Regis. No. 333-84142)

2 Incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 (Regis. No. 333-84142).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 SEASONS BANCSHARES, INC.



Dated:  April 28, 2004                           By:  /s/  John H. Ketner, Jr.
                                                    ----------------------------
                                                      John H. Ketner, Jr.
                                                      Chief Executive Officer


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